UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2011

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50910	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA 19056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 24, 2011, StoneMor Partners L.P. (the “Partnership”) entered into Amendment No. 1 (the “Amendment”) to the Omnibus Agreement, dated as of September 20, 2004 with the following entities that are affiliated with the Partnership: MDC IV Trust U/T/A November 30, 2010 (“MDC IV Trust”), MDC IV Associates Trust U/T/A November 30, 2010 (“MDC IV Associates Trust”), Delta Trust U/T/A November 30, 2010 (“Delta Trust,” and collectively with MDC IV Trust and MDC IV Associates Trust, the “Liquidating Trusts”) (successors respectively to McCown De Leeuw & Co. IV, L.P., a California limited partnership (“MDC Fund IV”), McCown De Leeuw IV Associates, L.P., a California limited partnership (“MDC Fund IV Associates”), Delta Fund LLC, a California limited liability company (collectively with MDC Fund IV and MDC Fund IV Associates, the “MDC Funds”) and MDC Management Company IV, LLC, a California limited liability company (“MDCMC”)), Cornerstone Family Services LLC, a Delaware limited liability company, CFSI LLC, a Delaware limited liability company (“CFSI”), StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), for itself and on behalf of the Partnership in its capacity as general partner of the Partnership, and StoneMor Operating LLC, a Delaware limited liability company.

The Amendment clarified that CFSI’s obligations to indemnify and defend the General Partner, the Partnership and any of its subsidiaries from and against any losses relating to certain tax liabilities terminated as of January 24, 2011. In connection with such termination, the Amendment eliminated the requirement that CFSI held assets having an aggregate fair market value of at least $35.0 million with respect to such indemnification obligations.

In addition, each of the MDC Funds entered into a transfer agreement, dated as of November 30, 2010, with MDC IV Trust, MDC IV Associates Trust and Delta Fund Trust, respectively, pursuant to which each of such Liquidating Trusts assumed and agreed to be bound by each of the respective transferor’s duties and obligations under the Omnibus Agreement. The Liquidating Trusts became respective successors of the MDC Funds and MDCMC under the Omnibus Agreement. The parties to the Amendment (other than the Liquidating Trusts) approved, ratified and confirmed such assumption, agreement and succession.

The Amendment also includes various other provisions customary for a transaction of this nature. The foregoing is a summary of the material provisions of the Amendment. This summary is not intended to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Omnibus Agreement entered into on, and effective as of, January 24, 2011 by and among MDC IV Trust U/T/A November 30, 2010, MDC IV Associates Trust U/T/A November 30, 2010, Delta Trust U/T/A November 30, 2010 (successors respectively to McCown De Leeuw & Co. IV, L.P., a California limited partnership, McCown De Leeuw IV Associates, L.P., a California limited partnership, Delta Fund LLC, a California limited liability company, and MDC Management Company IV, LLC, a California limited liability company), Cornerstone Family Services LLC, a Delaware limited liability company, CFSI LLC, a Delaware limited liability company, StoneMor Partners L.P., a Delaware limited partnership, StoneMor GP LLC, a Delaware limited liability company, for itself and on behalf of the Partnership in its capacity as general partner of the Partnership, and StoneMor Operating LLC, a Delaware limited liability company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC
its general partner

By:	/s/ William R. Shane
Name:	William R. Shane
Title:	Executive Vice President and Chief Financial Officer

Date: January 28, 2011

S-1

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Omnibus Agreement entered into on, and effective as of, January 24, 2011 by and among MDC IV Trust U/T/A November 30, 2010, MDC IV Associates Trust U/T/A November 30, 2010, Delta Trust U/T/A November 30, 2010 (successors respectively to McCown De Leeuw & Co. IV, L.P., a California limited partnership, McCown De Leeuw IV Associates, L.P., a California limited partnership, Delta Fund LLC, a California limited liability company, and MDC Management Company IV, LLC, a California limited liability company), Cornerstone Family Services LLC, a Delaware limited liability company, CFSI LLC, a Delaware limited liability company, StoneMor Partners L.P., a Delaware limited partnership, StoneMor GP LLC, a Delaware limited liability company, for itself and on behalf of the Partnership in its capacity as general partner of the Partnership, and StoneMor Operating LLC, a Delaware limited liability company.

E-1